Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

Effective as of 4:30 p.m. (Eastern Time) on June 28, 2013, Twenty-First Century Fox, Inc., formerly known as News Corporation, (“21st Century Fox” or the “Company”) completed the separation of its business into two independent publicly-traded companies (the “Separation”). The Company has retained the media and entertainment businesses and the new News Corporation (“News Corp”) holds businesses consisting of the Company’s former newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia. Effective with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of 21st Century Fox’s Annual Report on Form 10-K for the year ending June 30, 2013, News Corp will be reported as a discontinued operation of 21st Century Fox. In connection with the Separation, the Company undertook a series of internal reorganization transactions to facilitate the transfer to News Corp of the entities associated with the above-referenced businesses and the related assets and liabilities.

Basis of preparation

The unaudited pro forma consolidated financial statements of the Company have been derived from our historical consolidated financial statements and are being presented to give effect to the Separation of News Corp into an independent, publicly-traded company. The following unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes which are available at the Commission’s web site at www.sec.gov and the Company’s web site at www.21cf.com/investor_relations.

The unaudited pro forma consolidated statements of operations for the nine months ended March 31, 2013 and for the fiscal years ended June 30, 2012, 2011 and 2010, respectively, reflect our results as if the events had occurred on July 1, 2009. The unaudited pro forma consolidated balance sheet as of March 31, 2013 gives effect to these events as if they occurred on this date. The unaudited pro forma consolidated financial statements give effect to the following:

•	the contribution by the Company to News Corp, pursuant to the Separation, of all the assets and liabilities that comprise the businesses of News Corp;

•

the transfers to and from News Corp, in connection with the Separation, of certain assets, including investments, and liabilities that were reflected in our historical consolidated financial statements;

•	costs incurred in connection with the Separation; and

•

the impact of, and transactions contemplated by, the separation and distribution agreement and the tax sharing and indemnification agreement between the Company and News Corp and the provisions contained therein.

The unaudited pro forma consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. Our management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time.

The unaudited pro forma consolidated statements of operations do not reflect material non-recurring charges following the Separation as the Company generally does not anticipate incurring any such charges following the Separation, with the exception of the expenses described in Note (d) to the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation and related transactions contemplated by the separation and distribution agreement and related agreements occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial statements are provided for illustrative and information purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation been completed on the dates assumed. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Separation and related transaction agreements that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on the Company.

Twenty-First Century Fox

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended March 31, 2013

(in millions, except per share data)

	21st Century Fox Historical	Separation of News Corporation (a)	Pro Forma Adjustments for Separation			Pro Forma for Separation
Revenues	$27,099	$(6,637)	$			$20,462
Operating expenses	(16,831)	4,040				(12,791)
Selling, general and administrative	(4,981)	1,969		(86	) (b), (d)	(3,098)
Depreciation and amortization	(967)	398		—		(569)
Impairment and restructuring charges	(273)	231		—		(42)
Equity earnings of affiliates	521	(89)		1	(c)	433
Interest, net	(709)	(54)		—		(763)
Other, net	5,206	(1,527)		—		3,679

Income before income tax expense	9,065	(1,669)		(85)		7,311
Income tax expense	(1,402)	(29)		(8	) (h)	(1,439)

Net income from continuing operations	7,663	(1,698)		(93)		5,872
Less: Net income attributable to noncontrolling interests	(195)	32		—		(163)

Net income attributable to the Company, from continuing operations	$7,468	$(1,666)		$(93)		$5,709

Earnings Per Share
Basic	$3.19					$2.44
Diluted	$3.18					$2.43
Weighted-Average Shares Outstanding
Basic	2,344					2,344
Diluted	2,348					2,348

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended June 30, 2012

(in millions, except per share data)

	21st Century Fox Historical	Separation of News Corporation (a)	Pro Forma Adjustments for Separation		Pro Forma for Separation
Revenues	$33,706	$(8,654)	$—		$25,052
Operating expenses	(20,785)	5,122	—		(15,663)
Selling, general and administrative	(6,363)	2,644	(186	) (d)	(3,905)
Depreciation and amortization	(1,179)	468	—		(711)
Impairment and restructuring charges	(3,005)	2,763	—		(242)
Equity earnings of affiliates	730	(94)	4	(c)	640
Interest, net	(899)	(56)	—		(955)
Other, net	7	59	18	(e)	84

Income before income tax expense	2,212	2,252	(164)		4,300
Income tax expense	(805)	(289)	(6	) (h)	(1,100)

Net income from continuing operations	1,407	1,963	(170)		3,200
Less: Net income attributable to noncontrolling interests	(228)	35	—		(193)

Net income attributable to the Company, from continuing operations	$1,179	$1,998	$(170)		$3,007

Earnings Per Share
Basic	$0.47				$1.20
Diluted	$0.47				$1.20
Weighted-Average Shares Outstanding
Basic	2,499				2,499
Diluted	2,504				2,504

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended June 30, 2011

(in millions, except per share data)

	21st Century Fox Historical	Separation of News Corporation (a)	Pro Forma Adjustments for Separation		Pro Forma for Separation
Revenues	$33,405	$(9,173)	$—		$24,232
Operating expenses	(21,058)	5,312	—		(15,746)
Selling, general and administrative	(6,306)	2,547	(13	) (d)	(3,772)
Depreciation and amortization	(1,191)	414	—		(777)
Impairment and restructuring charges	(313)	25	—		(288)
Equity earnings of affiliates	462	(110)	4	(c)	356
Interest, net	(840)	(47)	—		(887)
Other, net	18	(47)	—		(29)

Income before income tax expense	4,177	(1,079)	(9)		3,089
Income tax expense	(1,029)	356	(1	) (h)	(674)

Net income from continuing operations	3,148	(723)	(10)		2,415
Less: Net income attributable to noncontrolling interests	(155)	26	—		(129)

Net income attributable to the Company, from continuing operations	$2,993	$(697)	$(10)		$2,286

Earnings Per Share
Basic	$1.14				$0.87
Diluted	$1.14				$0.87
Weighted-Average Shares Outstanding
Basic	2,625				2,625
Diluted	2,633				2,633

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended June 30, 2010

(in millions, except per share data)

	21st Century Fox Historical	Separation of News Corporation (a)	Pro Forma Adjustments for Separation		Pro Forma for Separation
Revenues	$32,778	$(8,807)	$—		$23,971
Operating expenses	(21,015)	5,063	—		(15,952)
Selling, general and administrative	(6,619)	2,846	—		(3,773)
Depreciation and amortization	(1,185)	399	—		(786)
Impairment and restructuring charges	(253)	19	—		(234)
Equity earnings of affiliates	448	(95)	1	(c)	354
Interest, net	(900)	(28)	—		(928)
Other, net	69	42	—		111

Income before income tax expense	3,323	(561)	1		2,763
Income tax expense	(679)	170	—		(509)

Net income from continuing operations	2,644	(391)	1		2,254
Less: Net income attributable to noncontrolling interests	(105)	16	—		(89)

Net income attributable to the Company, from continuing operations	$2,539	$(375)	$1		$2,165

Earnings Per Share
Basic	$0.97				$0.83
Diluted	$0.97				$0.82
Weighted-Average Shares Outstanding
Basic	2,619				2,619
Diluted	2,628				2,628

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Twenty-First Century Fox

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2013

(in millions)

	21st Century Fox Historical	Separation of News Corporation (a)	Pro Forma Adjustments for Separation		Pro Forma for Separation
Assets:
Current assets:
Cash and cash equivalents	$9,324	$(1,539)	$(1,049	) (g)	$6,736
Accounts receivables, net	7,136	(1,463)	—		5,673
Inventories, net	3,476	(381)	—		3,095
Other	857	(383)	—		474

Total current assets	20,793	(3,766)	(1,049)		15,978

Receivables	431	(1)	—		430
Investments	6,622	(2,850)	(139	) (c)	3,633
Inventories, net	5,002	(29)	—		4,973
Property, plant and equipment, net	5,984	(3,221)	—		2,763
Intangible assets	8,331	(3,355)	—		4,976
Goodwill	20,139	(3,188)	—		16,951
Other non-current assets	1,188	(450)	—		738

Total assets	$68,490	$(16,860)	$(1,188)		$50,442

Liabilities and Equity:
Current liabilities:
Borrowings	$157	$—	$—		$157
Accounts payable, accrued expenses and other current liabilities	6,030	(1,444)	60	(d)	4,646
Participations, residuals and royalties payable	1,915	(171)	—		1,744
Program rights payable	1,776	(77)	—		1,699
Deferred revenue	1,175	(405)	—		770

Total current liabilities	11,053	(2,097)	60		9,016

Borrowings	16,317	—	—		16,317
Other liabilities	4,279	(873)	(60	) (f)	3,346
Deferred income taxes	2,947	(1,086)	—		1,861
Redeemable noncontrolling interests	645	—	—		645
Commitments and contingencies	—	—	—		—

Total liabilities	35,241	(4,056)	—		31,185
Total equity	33,249	(12,804)	(1,188	) (i)	19,257

Total liabilities and equity	$68,490	$(16,860)	$(1,188)		$50,442

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

a)	Reflects the operations, assets, liabilities and equity of News Corp, formerly the newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and the Australian sports programming and pay-TV distribution businesses of the Company, as all of the common stock of News Corp was distributed on June 28, 2013 on a pro rata basis to the Company’s stockholders of record as of the record date.

Excluded from these amounts are certain general corporate overhead expenses not specifically related to News Corp. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of the Company’s continuing operations.

The provision for income taxes was determined using the U.S. GAAP intraperiod allocation rules.

b)	Reflects the removal of $46 million of costs directly related to the Separation that were incurred during the historical periods, but are non-recurring in nature. These costs were primarily for accounting, legal, consulting and advisory fees.

c)	Adjustment reflects the removal of certain investments in Asia of approximately $139 million that were contributed to News Corp prior to the Separation in connection with the internal reorganization. These investments are principally cost-based.

d)	The separation and distribution agreement provides that the Company will indemnify News Corp for payments made after the Separation arising out of civil claims and investigations relating to the U.K. Newspaper Matters (as defined below) as well as legal and professional fees and expenses paid in connection with the criminal matters, other than fees, expenses and costs relating to employees who are not (i) directors, officers or certain designated employees or (ii) with respect to civil matters, co-defendants with News Corp. U.K. Newspaper Matters refers to ongoing investigations by U.K. and U.S. regulators and governmental authorities relating to phone hacking, illegal data access and inappropriate payments to public officials at our former publication, The News of the World, and at The Sun, and related matters. Adjustment reflects the recognition of expenses related to the indemnification of U.K. Newspaper Matters in the amount of $132 million for the period ended March 31, 2013, $186 million for the year ended June 30, 2012 and $13 million for the year ended June 30, 2011 previously recognized by News Corp’s businesses inclusive of an accrual of $60 million recorded by News Corp for the estimate of the indemnification liability based on the claims that have been filed and costs incurred as of March 31, 2013. Management believes that it is probable that additional claims will be filed. To the extent that more claims are filed, and as additional information becomes available, the Company will update the liability for such matters, including an estimate of the fair value of the indemnification. Any fees, expenses, fines, penalties, judgments or settlements which might be incurred in connection with the various proceedings could affect the Company’s results of operations and financial condition.

e)	Adjustment primarily reflects the $18 million reversal of the write-off recorded during the year ended June 30, 2012 related to an investment in Australia as this investment was contributed to News Corp prior to the Separation in connection with the internal reorganization.

f)	Represents the assets and liabilities formerly associated with the Company-sponsored shared pension plans and other employee benefit arrangements for certain current News Corp employees. Certain of News Corp’s U.S. employees participated in defined benefit pension plans sponsored by the Company. Upon Separation, News Corp assumed the obligations associated with its active employees and will provide benefits directly to its employees, and accordingly the Company transferred to News Corp plan liabilities in the amount of $117 million and assets in the amount of $57 million associated with these active employees.

g)	Reflects the net cash contribution immediately prior to the Separation by the Company to News Corp, pursuant to the terms of the separation and distribution agreement, of approximately $1.0 billion, such that upon Separation, News Corp’s cash balance approximates $2.6 billion.

h)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction in which the adjustment relates. If the adjustment relates to an item that would not be subject to tax in that particular jurisdiction, we did not provide any tax effect.

The adjustments related to the indemnification of certain liabilities related to the U.K. Newspaper Matters pursuant to the separation and distribution agreement of $132 million for the nine months ended March 31, 2013, $186 million for the year ended June 30, 2012, and $13 million for the year ended June 30, 2011, respectively, result in a capital loss for tax purposes. However, the recognition of the related tax benefit is deferred because it is not more likely than not that such benefit will be realized, as realization of this amount is dependent upon the generation of capital gain income in order to utilize such losses. In addition, the adjustment related to the removal of $46 million of Separation costs from the nine months ended March 31, 2013 includes two components. The first component of $24 million of these costs was not deductible and therefore has no tax effect. The second component of $22 million is deductible and was tax-effected using the U.S. combined income tax rate of 38%. Also, the adjustment to remove certain investments in Asia that were contributed to News Corp prior to the Separation in connection with the internal reorganization was tax-effected using the applicable statutory income tax rates of the jurisdictions in which these investments are held.

The internal reorganization will result in the recognition of significant built-in losses and gains by the Company (through its U.S. federal consolidated group). It is expected that the losses will exceed the gains recognized. However, the recognition of the tax benefit of such losses is deferred because it is not more likely than not that such benefit will be realized, as realization of such capital losses is dependent on the generation of capital gain income in order to utilize such losses.

i)	Total equity was adjusted as a result of adjustments (c), (d), (f), and (g).